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                                                                   Exhibit 10.32

                                LEASE AMENDMENT

     The Undersigned amend their Lease pertaining to 312 Lake Hazeltine Drive, Chaska, Minnesota, as follows:

     1. The definition of Premises is hereby amended to include the space on the first floor of the Building, marked by parallel diagonal lines or crosshatching on attached Exhibits A and B. Exhibit A is a floor plan of part of the Building, showing the freight elevator and surrounding areas. Exhibit B is a floor plan of another part of the Building, showing a stairwell leading from the first floor to the north end of the mezzanine. Tenant shall have the exclusive use of the area marked by parallel diagonal lines on Exhibit A (subject, however, to Landlord's right to use and access this space for mechanical room purposes, consistent with the terms of the Lease), the non-exclusive use of the area marked by crosshatching on Exhibit A, and the exclusive use of the area marked by parallel diagonal lines on Exhibit B.

     2. For purposes of calculating Base Rent and Additional Rent, Tenant shall be deemed to be leasing 50% of the square footage marked by cross hatching. Tenant will pay Base Rent and Additional Rent on the Premises as expanded herein at the same time and based on the same rates as apply to the 125,800 Premises as initially defined in the Main Lease (subject to the qualification that Tenant is deemed, for rent purposes, to be Leasing only 50% of the square footage marked by crosshatching). For example, Base Rent accrues during the Initial Term at the annual rate of $3.50/s.f.

     3. For such rent purposes, the Premises, as amended, shall be deemed to contain 126,008 square feet, this being the sum of the square footage for the mezzanine space above the existing office space (13,570), the main floor office and warehouse space (64,478), the portion of Exhibit A marked by parallel diagonal lines (1,874.5), the portion of Exhibit A marked by crosshatching (503.5, being 50% of the total square footage of such portion), the middle mezzanine space (45,100), and the space marked by parallel diagonal lines on Exhibit B (482). The foregoing square footage figures are those the parties agreed on after having an architect measure, at Landlord's expense, the aforementioned component spaces comprising the Premises as expanded herein.

     4. This Agreement, as it pertains to Exhibit A, memorializes the agreement contemplated in Section 36 of the Rider to the Lease, but does not alter Landlord's obligation under that section to modify the Building, except that it expands that obligation to include modifications to the additional stairwell described in Exhibit B.




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     5. Section 6G of the Main Lease is deleted in its entirety and replaced with the following: "The term "Rent Start Date" means the earlier of (a) October 25, 1995 or (b) the date on which any of Tenant's employees or agents first use any of the Premises as office space."

     6. Tenant and Landlord waive any right to cancel the Lease arising from the Commencement Date not occurring on or before September 1, 1995.

     7. This Agreement may be executed in counterparts and all counterparts shall be deemed part of a single instrument.

ROLAND A. STINSKI (AS ASSIGNEE OF      FSI INTERNATIONAL, INC.
SKYLINE BUILDERS, INC.)                (TENANT)
(LANDLORD)


By:  /s/ R. A. Stinski                 By:  /s/ J. Wayne Stewart
   --------------------------              -----------------------------
Its:                                   Its:  Vice President, Operations
    -------------------------              -----------------------------
Dated:       11/14/95                  Dated:       11/15/95
      -----------------------                ---------------------------

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